Exhibit 1.01

SMTC Corporation

Conflict Minerals Report

For The Reporting Period January 1 to December 31, 2017

This Conflict Minerals Report (“CMR”) has been prepared by SMTC Corporation (herein referred to, alternatively, as “SMTC,” “we”, “us” and “our”). This CMR for the reporting period January 1 to December 31, 2017 is presented to comply with the final conflict minerals implementing rules (“Final Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by subsequent SEC guidance. The Final Rules were adopted by the to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934, as amended. The Final Rules impose reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Final Rules, we conducted due diligence on the origin, source and chain of custody of the conflict minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture the “Covered Products” to ascertain whether these conflict minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries and whether any of the conflict minerals may be from recycled or scrap sources.

Pursuant to SEC guidance, SMTC is not required to describe any of its Covered Products as “DRC conflict free”, “DRC conflict undeterminable” or “having not been found to be ‘DRC conflict free’” (as each such term is defined in Item 1.01(d) of Form SD), and therefore makes no conclusion in this regard in this CMR.  Furthermore, given that SMTC has not voluntarily elected to describe any of its Covered Products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I.	Company Overview

SMTC Corporation (the “Company” or “SMTC”) is a provider of end-to-end electronics manufacturing services, or EMS, including product design and sustaining engineering services, printed circuit board assembly, or PCBA, production, enclosure fabrication, cable assembly, systems integration and comprehensive testing services, configuration to order, build to order and direct order fulfilment. SMTC facilities span a broad footprint in the United States, Mexico, and China, with approximately 1,350 employees of which 1,087 are full-time employees. SMTC’s services extend over the entire electronic product life cycle from the development and introduction of new products through to growth, maturity and end of life phases. SMTC offers fully integrated contract manufacturing services to global original equipment manufacturers, or OEMs, and technology companies primarily within the industrial, computing and communications, power and energy and medical market segments. In addition, the Company operates an international sourcing and procurement office in Hong Kong and maintains its corporate headquarters in Markham, Canada.

II.	Product Overview

SMTC’s electronic manufacturing services span the entire electronic product life cycle from the development and introduction of new products through the growth, maturity, and end-of-life phases. We believe that SMTC’s innovative manufacturing services have the capability to reduce our customers’ product costs and time-to-market, which improve competitiveness. We continuously work with our customers to identify, prioritize and implement opportunities for cost reduction.

SMTC offers three vertically integrated manufacturing streams: enclosures and precision metal fabrication products; PCBA products; and larger-scale systems. For each of these streams, SMTC provides a broad range of end-to-end manufacturing services, from assembly, test, integration and box-build through to system level test, CTO, BTO and DOF. These core services are complemented with cable assembly, interconnect and value engineering services. SMTC’s three manufacturing streams are vertically integrated to better control quality, lead times and inventory risk and to avoid the “margin stacking” when these services are provided by loosely connected entities. Customers benefit from lower costs, better quality, and shorter lead times.

Our Covered Products.

We identified the following categories of Covered Products:

●	Enclosures and Precision Metal Fabrication Products: We provide custom build metal fabrication, assembly enclosures, cable and harness assemblies.
●

PCBA Products: We manufacture printed circuit board assemblies for various consumer and commercial products including audio systems, electronic payment terminals, fuel dispensers and computer and networking modules.

●	Larger-Scale Systems: We manufacture subassemblies utilized in large scale systems used for the production of integrated circuits in the semiconductor industry.

III.	Supply Chain Overview

SMTC delivers supply chain capabilities and solutions that support the total product lifecycle. Our teams work closely with customers’ supply-base partners to integrate the entire supply chain. Our extended supply chain model recognizes the need for collaboration between OEM customers, SMTC and supply partners to ensure overall supply chain optimization, from product design processes, manufacturing, sourcing, order management and fulfillment to transportation and logistics. The end result is greater control over a complex, extended supply chain to help SMTC customers realize flexibility, cost savings, process improvements, and competitive advantages.

IV.	Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our products and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

●	Those products identified above under the heading “Our Covered Products” contain conflict minerals that are necessary to the production or functionality of such products; and
●

As of April 30, 2018, suppliers who have responded to our survey indicated that a portion of these conflict minerals originated from the Covered Countries. Please reference the table 1 below for a summary of the results based upon the surveys returned.

Table 1

Supplier Response	Tantalum	Tin	Gold	Tungsten
Yes	60%	44%	12%	47%
Unknown	12%	9%	19%	11%
No	28%	47%	70%	42%
Total	100%	100%	100%	100%

●	Suppliers who have responded to our survey indicated a portion of conflict minerals coming from recycled or scrap sources were used in the production of covered products as shown in the table 2 below.

Table 2

Supplier Response	Tantalum	Tin	Gold	Tungsten
Yes	0	4%	4.02%	1.74%

After completing the due diligence described below, SMTC continues to work with its suppliers to identify the country of origin of the conflict minerals and facilities used to produce the conflict minerals in the Covered Products.

Therefore, required by the Final Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V.	Design of Due Diligence Measures

SMTC designed its due diligence process with respect to the source and chain of custody of the conflict minerals contained in the Covered Products based on the five-step framework set forth in the Second Edition of the Organization for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto (the “OECD Guidance”).

VI.	Due Diligence Measures Performed by SMTC

SMTC performed the following due diligence measures in accordance with the OECD Guidance and the Final Rules:

OECD Guidance Step #1: Establish Strong Company Management Systems

●

On November 12, 2012, SMTC adopted a Conflict Minerals Policy (the “Conflict Minerals Policy”) that sets forth (i) its commitment to complying with the Final Rules, (ii) its expectations of its suppliers regarding supporting SMTC’s compliance activities, and (iii) its policies and practices with respect to the engagement of suppliers and the implementation of risk mitigation measures. The Conflict Minerals Policy can be found on our website at www.smtc.com under the “About SMTC” heading then click on “Corporate Social Responsibility”.

●

The implementation of SMTC’s RCOI and the conducting of due diligence on the source and chain of custody of SMTC’s necessary conflict minerals is managed by SMTC’s Engineering and Quality team. To the extent that concerns or other issues are identified in the supplier data acquisition or engagement processes, these issues and concerns will be addressed first by the responsible individuals within this Engineering and Quality team and reviewed by the VP, Quality and Engineering on a quarterly basis.

●

The Engineering and Quality team members responsible for compliance with our Conflict Minerals Policy and Final Rules (i) have received training regarding conflict minerals compliance and (ii) are required to be familiar with the Conflict Minerals Policy and with SMTC’s conflict minerals-related processes and procedures.

●	Records of material conflict minerals-related documentation are maintained electronically by SMTC for a period of five (5) years from the date of creation.

●

All of SMTC’s existing suppliers have been provided our copy of the Conflict Minerals Policy, and new suppliers will be provided a copy of the Conflict Minerals Policy as part of SMTC’s standard supplier onboarding process. Subject to each supplier’s position in our supply chain and our relative leverage with respect to such supplier, we will use commercially reasonable efforts to obtain (i) the assent of our suppliers to a policy on conflict minerals consistent with the Conflict Minerals Policy; (ii) the cooperation of such suppliers in providing the information required by the CMRT (as defined below); and (iii) the commitment of such suppliers to promptly update us regarding changes in their sourcing practices and circumstances that impact us by providing us with revised CMRTs.

●

Interested parties can report improper activities in violation of the Conflict Minerals Policy or the Final Rules by reporting such activities to SMTC Conflict Minerals <conflictminerals@smtc.com>. The contact and email address for the grievance mechanism are published on SMTC’s website at www.smtc.com. All reported activities will be reviewed by the appropriate individuals within SMTC.

OECD Guidance Step #2: Identify and Assess Risk in the Supply Chain

●

SMTC requires that its suppliers provide the information required to complete, in all material respects, the Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “CMRT”). The CMRT is designed to provide SMTC with sufficient information regarding its suppliers’ practices with respect to the sourcing of conflict minerals to enable it to comply with its requirements under the Final Rules. As of January 13, 2013, we started our supplier data acquisition and engagement processes by sending CMRT request to our suppliers via the iPoint Conflict Minerals Platform.

●	SMTC manages the collection of information that is reported on the CMRT by its suppliers using iPoint Conflict Minerals Platform.

●	SMTC utilizes a series of escalating responses within the iPoint Conflict Minerals Platform to address the failure of a supplier to provide the information required by the CMRT.

OECD Guidance Step #3: Design and Implement a Strategy to Respond to Identified Risks

●

If SMTC determines that there is a reasonable risk that a supplier is sourcing conflict minerals that are directly or indirectly financing or benefiting armed groups as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, SMTC will apply a series of escalations.

●

In order to identify and respond to identified risks, SMTC follows a framework described by IPC WP-1081 - White Paper on Conflict Minerals Due Diligence. SMTC applies this framework to supplier engagements at or above $100,000 USD per year. In broad terms, a set of escalations are used to obtain the desired results.

●

Such escalations may include sending escalation letters to our suppliers, suspend invoice payments and finally suspend trade. SMTC will also engage with customers to resolve a sourcing issue that involves product from suppliers required by our customer or a product from SMTC’s direct suppliers, to require such supplier to implement a risk management plan (which plan may involve, as appropriate, remedial action up to, and including, disengagement from upstream suppliers), or disengagement by SMTC from the applicable supplier.

OECD Guidance Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The supply chain for the Covered Products is complex, and there are many third parties in the supply chain between our direct supplier and the original sources of the conflict minerals necessary to the Covered Products. In this regard, we do not purchase conflict minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in the Covered Products. Additionally, we believe that the smelters and refiners of the conflict minerals are best situated to identify the sources of the conflict minerals and have required our suppliers to take steps to identify the applicable smelters and refiners of the conflict minerals in our supply chain. Given that we do not have a direct relationship with the smelters and refiners that process the conflict minerals that are present in our the Covered Products, we rely on the Responsible Minerals Initiative (RMI) formerly Conflict-Free Sourcing Initiative (CFSI) to conduct third-party audits of smelters and refineries.

OECD Guidance Step #5: Report on Supply Chain Due Diligence

As required by the Final Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2017 calendar year reporting period.

VII.	Smelters or Refineries Identified

 For year 2017, we have further reviewed and consolidated our RCOI inquiry due to acquisitions by or of several suppliers and to ease duplication of requests sent. As a result, there was a 15% decrease of suppliers request sent due to a few customer disengagements and further consolidation of supply base as compared with previous 10% decrease of supplier requests sent in 2016 as compared to year 2015, which also reported a decrease of 35%, as compared to year 2014 reporting period.

  There has been a 0.4% increase of supplier responses in 2017 as compared with an increase of 10.6% of supplier responses in 2016, compared to 2015 and an increase of 15.6% and 30.6% when compared to 2014 and 2013 reporting period consecutively.

As of April 30, 2017, SMTC’s RCOI, involved 907 suppliers contributing conflict minerals necessary to SMTC’s products, of whom 62% have returned completed CMRTs to SMTC. These suppliers identified the names of 359 recognized smelters or refineries from which they source conflict minerals. Of those smelters, 247 smelters, or approximately 69.9%, have been certified by the Responsible Minerals Initiative (RMI) formerly Conflict-Free Sourcing Initiative (CFSI). The remainder of the smelters and refineries are not, at this time, certified by the RMI. With respect to these uncertified smelters and refineries, although we were not able to determine the mines of origin of the conflict minerals sourced from such smelters and refineries, we were able to determine the country locations of the refineries and smelters for the 2016 reporting period as compared to 2015 reporting period by requesting the completed CMRT from suppliers and soliciting the country of origin utilizing the iPoint Conflict Minerals Platform (iPCMP).

SMTC utilizes iPCMP to manage suppliers templates and status of smelters. The iPCMP Master Smelter List is continuously updated with the current information obtained from RMI. When RMI eventually validates these smelters and adds them to their system, iPCMP updates smelter status information within their master smelter list.

The following smelters and refineries were identified by SMTC’s supply chain. Smelters or refineries with the check mark with an “X” in the right hand column are listed on the RMI (Responsible Minerals Initiative)’s according to iPCMP.

3TG	Smelter Names and Refineries	Smelter or Refiner Country Location	RMI List
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	PX Precinox S.A.	SWITZERLAND	X
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
Gold	T.C.A S.p.A	ITALY	X
Gold	Caridad	MEXICO
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	X
Gold	Materion	UNITED STATES OF AMERICA	X
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Cendres + Metaux S.A.	SWITZERLAND	X
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Safimet S.p.A	ITALY	X
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	X
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Asahi Pretec Corp.	JAPAN	X

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	X
Gold	Umicore Precious Metals Thailand	THAILAND	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	X
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
Gold	PAMP S.A.	SWITZERLAND	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	X
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	X
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	X
Gold	Yokohama Metal Co., Ltd.	JAPAN	X
Gold	YAMAKIN CO., LTD.	JAPAN	X
Gold	Eco-System Recycling Co., Ltd.	JAPAN	X
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
Gold	Metalor Technologies S.A.	SWITZERLAND	X
Gold	C. Hafner GmbH + Co. KG	GERMANY	X
Gold	Morris and Watson	NEW ZEALAND
Gold	Aurubis AG	GERMANY	X
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	X
Gold	DODUCO Contacts and Refining GmbH	GERMANY	X
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	X
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	X
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN

Gold	Bauer Walser AG	GERMANY
Gold	Sai Refinery	INDIA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Umicore Brasil Ltda.	BRAZIL	X
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SAFINA A.S.	CZECH REPUBLIC	X
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	X
Gold	SAXONIA Edelmetalle GmbH	GERMANY	X
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	X
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kojima Chemicals Co., Ltd.	JAPAN	X
Gold	Asaka Riken Co., Ltd.	JAPAN	X
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Argor-Heraeus S.A.	SWITZERLAND	X
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Mitsubishi Materials Corporation	JAPAN	X
Gold	WIELAND Edelmetalle GmbH	GERMANY	X
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Istanbul Gold Refinery	TURKEY	X
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Asahi Refining Canada Ltd.	CANADA	X
Gold	Bangalore Refinery	INDIA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Gold	Marsam Metals	BRAZIL	X

Gold	Henan Yuguang Gold and Lead Co., Ltd	CHINA
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	X
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	X
Gold	Boliden AB	SWEDEN	X
Gold	Chimet S.p.A.	ITALY	X
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	X
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
Gold	Valcambi S.A.	SWITZERLAND	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Gold	Tony Goetz NV	BELGIUM
Gold	Japan Mint	JAPAN	X
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	X
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
Gold	K.A.Rasmussen as	NORWAY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	X
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Jiangxi Copper Co., Ltd.	CHINA	X
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	X
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	X
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X

Gold	Zhongkuang Gold Industry Co., LTD	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	X
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF	X
Gold	SAAMP	FRANCE	X
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Dowa	JAPAN	X
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Gold	Sudan Gold Refinery	SUDAN
Gold	Chugai Mining	JAPAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Gold	Nihon Material Co., Ltd.	JAPAN	X
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Planta Recuperadora de Metales SpA	CHILE	X
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	X
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	X
Gold	Heimerle + Meule GmbH	GERMANY	X
Gold	Kazzinc	KAZAKHSTAN	X
Gold	AU Traders and Refiners	SOUTH AFRICA	X
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA	X
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
Gold	L'Orfebre S.A.	ANDORRA
Gold	Italpreziosi	ITALY	X
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	X
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	X
Tantalum	F&X Electro-Materials Ltd.	CHINA	X
Tantalum	QuantumClean	UNITED STATES OF AMERICA	X
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	X
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	X
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	X
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	X
Tantalum	FIR Metals & Resource Ltd.	CHINA	X
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	X
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	X
Tantalum	LSM Brasil S.A.	BRAZIL	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	X
Tantalum	Global Advanced Metals Aizu	JAPAN	X

Tantalum	Mineracao Taboca S.A.	BRAZIL	X
Tantalum	H.C. Starck Co., Ltd.	THAILAND	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	X
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	X
Tantalum	NPM Silmet AS	ESTONIA	X
Tantalum	Asaka Riken Co., Ltd.	JAPAN	X
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	X
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	X
Tantalum	Telex Metals	UNITED STATES OF AMERICA	X
Tantalum	Taki Chemical Co., Ltd.	JAPAN	X
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	X
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	X
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	X
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	X
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	H.C. Starck Ltd.	JAPAN	X
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	X
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	X
Tantalum	KEMET Blue Metals	MEXICO	X
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	X
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	X
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	X
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	X

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA	X
Tin	PT Sukses Inti Makmur	INDONESIA	X
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	X
Tin	CV Gita Pesona	INDONESIA	X
Tin	PT Menara Cipta Mulia	INDONESIA	X
Tin	PT Panca Mega Persada	INDONESIA	X
Tin	PT Tommy Utama	INDONESIA	X
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	Super Ligas	BRAZIL
Tin	PT Babel Inti Perkasa	INDONESIA	X
Tin	Fenix Metals	POLAND	X
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	PT Kijang Jaya Mandiri	INDONESIA	X
Tin	PT Bangka Tin Industry	INDONESIA	X
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	X
Tin	PT Bangka Serumpun	INDONESIA	X
Tin	PT O.M. Indonesia	INDONESIA
Tin	CV Dua Sekawan	INDONESIA	X
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	X
Tin	Alpha	UNITED STATES OF AMERICA	X
Tin	PT Premium Tin Indonesia	INDONESIA	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	X
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Thaisarco	THAILAND	X
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	X
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	X
Tin	CV Ayi Jaya	INDONESIA	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	PT BilliTin Makmur Lestari	INDONESIA

Tin	PT Justindo	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA	X
Tin	Dowa	JAPAN	X
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	X
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	X
Tin	Mitsubishi Materials Corporation	JAPAN	X
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	Yunnan Tin Company Limited	CHINA	X
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	PT Sumber Jaya Indah	INDONESIA	X
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	China Tin Group Co., Ltd.	CHINA	X
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	X
Tin	Pongpipat Company Limited	MYANMAR
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	X
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Melt Metais e Ligas S.A.	BRAZIL	X
Tin	PT Sariwiguna Binasentosa	INDONESIA	X
Tin	Minsur	PERU	X
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Karimun Mining	INDONESIA	X
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	X
Tin	Soft Metais Ltda.	BRAZIL	X
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	X
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	X

Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	X
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV United Smelting	INDONESIA	X
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	PT DS Jaya Abadi	INDONESIA	X
Tin	PT Fang Di MulTindo	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL	X
Tin	Metallo Spain S.L.U.	SPAIN	X
Tin	Gejiu Jinye Mineral Company	CHINA	X
Tin	PT Inti Stania Prima	INDONESIA	X
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	X
Tin	Metallo Belgium N.V.	BELGIUM	X
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	X
Tin	PT Eunindo Usaha Mandiri	INDONESIA	X
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	X
Tin	PT Prima Timah Utama	INDONESIA	X
Tin	Mineracao Taboca S.A.	BRAZIL	X
Tin	PT Bangka Prima Tin	INDONESIA	X
Tin	PT Tinindo Inter Nusa	INDONESIA	X
Tin	PT Mitra Stania Prima	INDONESIA	X
Tin	PT Aries Kencana Sejahtera	INDONESIA	X
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	X
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	X
Tin	PT Stanindo Inti Perkasa	INDONESIA	X
Tin	CV Venus Inti Perkasa	INDONESIA	X
Tin	PT Belitung Industri Sejahtera	INDONESIA	X
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	X
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	X
Tin	PT Bukit Timah	INDONESIA	X

Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	X
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	X
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	X
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	X
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	X
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	X
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	X
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	X
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	X
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	X
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	X
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	X
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	X
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	X
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	ACL Metais Eireli	BRAZIL	X

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	X
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	X
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	X
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	X
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	X
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	X
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	X
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	X
Tungsten	Japan New Metals Co., Ltd.	JAPAN	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	X
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	X
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	North Metal and Chemical Company	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	X
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	X

VIII.	Steps to Mitigate Risk

SMTC intends to take the following steps to seek to mitigate the risk that its necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries:

●

Continue to engage with suppliers to increase the number of returned CMRTs to decrease the number of incidents where no response is given in a CMRT, to obtain other information required to complete, in all material respects, the CMRT;

●	Encourage the development of supplier capabilities to perform conflict-minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

●	Provide ongoing training to applicable SMTC personnel regarding emerging best practices and other relevant topics for conflict minerals compliance.